Exhibit 99.1

NextPlat Granted 180-Day Extension by Nasdaq to Regain Compliance with Minimum Bid Price Requirement

Hallandale Beach, FL – October 29, 2025 - NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global consumer products and services company providing healthcare and technology solutions through e-commerce and retail channels worldwide, announced today that it has received an additional 180-calendar-day extension from the Nasdaq Stock Market (“Nasdaq”) to regain compliance with the minimum bid price requirement, as outlined in Nasdaq Listing Rule 5550(a)(2). The Company now has until April 27, 2026, to meet the requirement for its shares of common stock to maintain a closing bid price of at least US$1.00 per share for a minimum of ten consecutive business days

Nasdaq's extension notice has no immediate effect on the continued listing status of the Company's common stock on The Nasdaq Capital Market LLC under the symbol "NXPL". If at any time during the additional 180-day extension, the bid price of the Company's common stock closes at, or above, $1.00 per share for a minimum of ten consecutive business days, the Nasdaq staff will provide the Company with a written confirmation of compliance and the matter will be closed. Nasdaq granted the extension after determining that NextPlat continues to meet all other continued listing criteria for the Nasdaq Capital Market and the Company has provided written notice of its intention to cure the deficiency within the extension period, if necessary, through a reverse stock split.

If the Company does not meet the minimum bid requirement during the additional 180-day extension, Nasdaq will provide written notification to the Company that its common stock will be subject to delisting. At such time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel (the "Panel"). The Company would remain listed pending the Panel's decision. There can be no assurance that if the Company does appeal a subsequent delisting determination, that such appeal would be successful

NextPlat remains committed to full compliance with all Nasdaq listing requirements and will continue to monitor its share price closely. The Company plans to take all necessary actions within the prescribed period to regain compliance.

For more information about NextPlat, please visit www.NextPlat.com and connect with us on Facebook, LinkedIn and X.

About NextPlat Corp

NextPlat is a global consumer products and services company providing healthcare and technology solutions through e-Commerce and retail channels worldwide. Through acquisitions, joint ventures, and collaborations, the Company seeks to assist businesses in selling their goods online, domestically, and internationally, allowing customers and partners to optimize their e-Commerce presence and revenue. NextPlat currently operates an e-Commerce communications division offering voice, data, tracking, and IoT products and services worldwide as well as pharmacy and healthcare data management services in the United States through its subsidiary, Progressive Care.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch additional e-commerce capabilities for consumer and healthcare products and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net